UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2020

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street,	Rockville,	Maryland	20852-4041
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐
If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2020, Federal Realty Investment Trust (“Federal”) borrowed $890 million under the revolving credit facility described in that certain Amended and Restated Credit Agreement dated July 25, 2019 among Federal, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto (the “Credit Agreement”). After giving effect to such borrowing and other borrowings made under the Credit Agreement since January 1, 2020, Federal has now drawn almost the entirety of its $1 billion revolving credit facility under the Credit Agreement. Federal elected to draw on its revolver to further strengthen its financial position and balance sheet, to maximize its financial liquidity and to provide maximum financial flexibility to continue its business initiatives as the effects of the COVID-19 pandemic continue to evolve. The proceeds will be available to be used for working capital and general corporate purposes. For additional information on the terms and conditions of the Credit Agreement, see Federal’s Current Report on Form 8-K dated July 29, 2019, which includes a copy of the Credit Agreement as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

Given the complex and rapidly evolving circumstances around the COVID-19 pandemic and the draw-down of its credit facility, Federal is withdrawing its 2020 guidance previously disclosed and is not providing an updated outlook at this time.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	March 25, 2020	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document